Exhibit 1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 24, 2026

LIGHTSHIP CAPITAL III LP

By	Lightship Capital III GP, LLC as general partner

By:	/s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

LIGHTSHIP CAPITAL III GP, LLC

By:	/s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

AIPCF VIII (CAYMAN), L.P.

By:	AIPCF VIII (Cayman), Ltd. as general partner

By:	/s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

AIPCF VIII (CAYMAN), LTD.

By:	/s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

AIPCF VIII CREDIT OPPORTUNITY HOLDING LP

By	AIPCF VIII (Cayman), L.P. as general partner
By	AIPCF VIII (Cayman), Ltd. as general partner

By:	/s/ Stanley Edme
Name: Stanley Edme
Title: Vice President